UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 27, 2006

                                 POWERLINX, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                   33-55254-26               50-0006815
--------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission File          (I.R.S. Employer
    of Incorporation)                 Number)         Identification Number)


 1700 66th St . North, Suite 300, St.Petersburg,              FL 33710
 -------------------------------------------------------     ----------
 (Address of principal executive offices)                    (Zip Code)

                                 (727) 866-7440
              (Registrant's telephone number, including area code)


                                   Copies to:
                               Darrin Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

     The Company has settled the previously reported investigation by the Securities and Exchange Commission ("SEC") as described below.

     On Tuesday, June 27, 2006, the SEC filed a civil action in the United States District Court for the District of Columbia against the Company, its former chief executive officer, George S. Bernardich III, and its former secretary and treasurer, James R. Cox. The Company consented to the entry of a judgment permanently enjoining it from violating Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934 ("Exchange Act"), which are general antifraud provisions of the federal securities laws. The Company also consented to being enjoined from violating the periodic reporting, books and records, and internal controls provisions contained in Exchange Act Sections 13(b)(2)(A), 13(b)(2)(B), and 15(d) and Rules 15d-1, 15d-11, 15d-13, and 12b-20 thereunder.

     Mr. Bernardich and Mr. Cox consented to the entry of judgments permanently enjoining them from violating Section 10(b) of the Exchange Act and Rule 10b-5 thereunder and aiding and abetting the Company's alleged reporting violations, and barring them from serving as officers and directors of public companies for a period of ten years.

     The Company, Mr. Bernardich and Mr. Cox consented to the entry of the judgments without admitting or denying the allegations in the SEC's Complaint.

     Mr. Bernardich was president and chief executive offer of the Company from February 2001 until April 2005. He was chairman of the Company's board of director from August 2000 until February 2005 and remained a director of the Company until March 2006. The Company currently has a consulting/severance arrangement with Mr. Bernardich.

     Mr. Cox was the Company's secretary, treasurer and a director from the time the company went public in March 1999 until approximately July 2002. Mr. Cox is currently employed by the company in a product development capacity.

     The requested relief is subject to court approval.

     The Complaint alleges that in September 2004, the Company violated the antifraud provisions of the federal securities laws by issuing materially misleading press releases and filing materially misleading reports with the SEC concerning a purported $23 million sales contract with a defense contractor known as Universal General Corporation ("UGC"), which, in fact, had no revenues, no assets, and no means to satisfy any portion of its $23 million contractual obligation to the Company. According to the Complaint, the Company performed virtually no due diligence to determine whether UGC was legitimate and could meet its contractual obligations. The Complaint states that Mr. Bernardich was responsible for the Company's due diligence failures and for drafting the Company's materially misleading press releases and SEC filings.

     The Complaint also alleges that during the first three quarters of fiscal year 2000, the Company fraudulently recognized nearly ninety percent of its reported revenues based on fictitious camera sales by initiating consignment arrangements with numerous dealers and recording the consignment order amounts as revenue before any cameras were manufactured, shipped to the dealers, or sold to customers. The Complaint alleges that during this same period, the Company also issued numerous deceptive press releases that materially misrepresented the company's operations and offered glowing, but unsubstantiated, revenue and earnings forecasts. The Complaint also alleges that in April 2001, following a management change, the Company filed with the SEC an annual report for 2000 containing a misleading restatement of revenues and other materially misleading disclosures and accounting errors. According to the Complaint, the principal architect of the Company's fraudulent activities during 2000 was its now-deceased former chief executive officer, Richard L. McBride. According to the Complaint, among other things, the Company failed to disclose in violation of applicable SEC regulations that Mr. McBride had been convicted of fraud in 1998 and was serving a six-year probation term.

     The Complaint also alleges that Mr. Cox was responsible for certain of the Company's fraud and reporting violations and Mr. Bernardich, who had replaced Mr. McBride as chief executive officer in February 2001, aided and abetted the Company's reporting violations with respect to the Company's 2000 annual report.

     In addition, the Company's current chief financial officer, Douglas Bauer, has consented to the issuance of a cease-and-desist order for his role in causing the Company's reporting violation in connection with its April 2002 restatement of a deferred tax asset. Mr. Bauer consented to the issuance of the order without admitting or denying the findings in the Order.

     In related SEC proceedings, the Company's former independent auditors, Accounting Consultants, Inc. ("Accounting Consultants") and Carol L. McAtee, CPA, have consented to the issuance of cease-and-desist orders for causing certain of the company's reporting violations, and to orders pursuant to Rule 102(e) of the SEC's Rules of Practice denying them the privilege of appearing or practicing as accountants before the SEC with the right to reapply after two years. Accounting Consultants and McAtee consented to the issuance of the order without admitting or denying the findings in the Order.


Item 9.01     Financial Statements and Exhibits.

     None

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 POWERLINX INC.


Dated: July 3, 2006
                                            By:   /s/ Mike Tomlinson
                                            -------------------------
                                            Name:  Mike Tomlinson
                                            Title: Chief Executive Officer